Exhibit 23.1

CONSENT OF

FARBER & HASS, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Remedent, Inc.

Xavier de Cocklaan 42

9831 Deurle, Belgium

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-71626) filed with Securities and Exchange Commission on October 15, 2001, pertaining to the 2001 Incentive and Nonstatutory Stock Option Plan, our report dated May 28, 2004, except Note 2 as to which the date is January 20, 2005, with respect to the consolidated financial statements of Remedent, Inc. included in its Annual Report Form 10-KSB, for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

/s/ FARBER & HASS LLP

July 14, 2005

Camarillo, California